UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2023

AEROVATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40544	83-1377888
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Aerovate Therapeutics, Inc.

930 Winter Street, Suite M-500, Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(617) 443-2400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVTE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2023, Aerovate Therapeutics, Inc. (the “Company”) entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”), with BofA Securities, Inc. (“BofA”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $75,000,000 (the “Shares”) through BofA as its sales agent or to BofA as principal for its own account. The issuance and sale, if any, of the Shares by the Company under the Sales Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-266883). If the Company sells shares to BofA as principal, the Company will enter into a separate terms agreement with BofA setting forth the terms of such transaction, and the Company will describe this agreement in a separate pricing supplement.

BofA may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made through The Nasdaq Global Market (“Nasdaq”) or on any other existing trading market for the Common Stock. BofA is not required to sell any specific number or dollar amount of securities, but will act as the Company’s agent using commercially reasonable efforts, consistent with its normal trading and sales practices, on mutually agreed terms between BofA and the Company, to sell the Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay BofA a commission of three percent (3%) of the gross sales proceeds of any Shares sold under the Sales Agreement, or as otherwise agreed between the Company and BofA with respect to any Shares sold pursuant to the Sales Agreement, and also has provided BofA with customary indemnification and contribution rights.

The Company is not obligated to make any sales of Common Stock under the Sales Agreement. The Company or BofA may suspend or terminate the offering of Shares upon notice to the other party and subject to other conditions. BofA will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of Nasdaq.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the legal opinion of Goodwin Procter LLP relating to the legality of the issuance of the Shares in any at-the-market offering under the Sales Agreement is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
5.1	Opinion of Goodwin Procter LLP
10.1	ATM Equity OfferingSM Sales Agreement, dated as of April 5, 2023, by and between Aerovate Therapeutics, Inc. and BofA Securities, Inc.
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aerovate Therapeutics, Inc.

Date: April 5, 2023	By:	/s/ George A. Eldridge
George A. Eldridge
Chief Financial Officer